Exhibit 99.1

Media Contact:	Roy Wiley, 630-753-2627
Investor Contact:	Heather Kos, 630-753-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR POSTS STRONG 1Q EARNINGS

•	Company reaffirms guidance for fiscal 2009 despite projection of continued weak domestic truck market

•	1Q net income includes additional effects of resolution of Ford disputes

•	Revenues increased slightly on strength of gains in military business and increased Class 8 truck market share in a shrinking market

•	Industry retail sales volume for the Class 6-8 U.S. and Canada truck market revised down to between 210,000 and 225,000 units

WARRENVILLE, Ill. (March 11, 2009) – Backed by the performance of its military business and Class 8 truck market share growth, Navistar International Corporation (NYSE: NAV) reported strong first quarter net income in the face of a very difficult economic environment and amidst the weakest North America truck market in nearly 35 years.

The company said net income for the quarter ended January 31, 2009, including the effects of the previously reported resolution of its disputes with the Ford Motor Company, totaled $234 million, equal to $3.27 per diluted share, on $2.97 billion in net sales and revenues. In the first quarter a year ago, Navistar reported a net loss of $65 million, equal to ($0.92) per diluted share, on $2.95 billion in net sales and revenues. Contributing to the first quarter results are the impacts of the company’s settlement with Ford and other related costs, which were $190 million of profit before tax.

“Building on our successful 2008 performance, we delivered a profitable first quarter due in part to the strength of our diversification strategy, increased market share in the heavy truck segment and our expanding military business,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “By leveraging our core strengths and the strengths of companies that have become our partners, we are able to maximize our ability to remain profitable during a third-consecutive year of low truck volumes.”

Manufacturing segment profit was $407 million, including the impacts of the Ford settlement and other related costs, for the first quarter ended January 31, 2009, compared with $92 million in the year-ago period. In the first quarter, revenue for the period increased slightly from the year-ago period on the strength of the company’s military business and gains in its market share of Class 8 trucks, which has been strengthened by the addition of the International® LoneStar® and ProStar® to its product offering.

The company now projects that total truck industry retail sales volume for Class 6-8 trucks and school buses in the United States and Canada for the fiscal year ending October 31, 2009, to total between 210,000 to 225,000 units, down from the previous forecast of 244,000 to 256,000 units.

Despite the revised forecast of lower industry sales volume, Navistar reaffirmed that its guidance for net income for its fiscal year ending October 31, 2009, should be in the range of $370 million, or $5.10 per diluted share, to $410 million, or $5.60 per diluted share, excluding the Ford settlement and related charges. Including results of the Ford settlement, per diluted share earnings should be in the range of $7.55 to $8.05 per diluted share.

“We are on target to meet our aggressive goals and will continue to invest in our products, expand our global footprint and contain costs in a difficult economy,” said Ustian. “I am optimistic about our ability to maintain our market leadership positions, advance our key new product initiatives and be solidly profitable in fiscal 2009.”

One of the key ingredients to Navistar’s success for 2010 and beyond is its emissions strategy — Exhaust Gas Recirculation (EGR) technology powered by its MaxxForce® engine — as it is expected to provide the company with a competitive advantage. “We anticipate EGR will provide our customers with a simple and straightforward solution that places the burden of emissions compliance on the manufacturer, not the customer,” Ustian said.

Segment Results

Truck — The company’s traditional market share remains strong and has been bolstered in the early months of fiscal 2009 as compared to the first three months of fiscal 2008 by an 8 percentage point growth in Class 8 market share, driven particularly by the success of the International® ProStar® and continued U.S. military procurement. Heavy truck market share in the first quarter totaled 24 percent, up 9 percent since 2007.

Notably, first quarter truck shipments of expansionary and U.S. military units accounted for 13 percent and 12 percent, respectively, of Navistar’s worldwide truck shipments, continuing to offset the strong headwinds in the truck market in the U.S. and Canada.

Engine — Engine segment results were favorably impacted by the Ford resolution. Offsetting this benefit was weaker overall demand for engine sales both in North America and worldwide, leading to a decline of 34,900 units to 50,900 units in the first quarter of fiscal 2009.

Parts — Parts sales, aided by the revenue growth of the military business as well, totaled $540 million in the current first quarter, compared with $401 million in the prior year first quarter. The launch of the PartSmartTM product line late in the first quarter marked the addition of a key new channel for parts growth to augment the opportunities available in all the company’s markets.

Financial Services — Despite very difficult market conditions, the financing arm of Navistar (primarily Navistar Financial Corporation), delivered a $24 million improvement in first quarter net income, as compared to the same period last year. This improvement resulted from lower interest expense related to lower debt balances and improved pricing on new finance receivables, offset by the decline in finance revenues. The company has seen an overall improvement in the credit quality of the portfolio as well as a decline in the number of carrier bankruptcies.

“Despite the difficult economic environment we currently are operating in, we have sufficient liquidity and borrowing capacity to execute our strategies,” Ustian said.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine and service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008 as modified by Item 1A, Risk Factors of our Form 10-Q for the first quarter ended January 31, 2009, which was filed on March 11, 2009 . Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended January 31,
	2009	2008
(in millions, except per share data)
Sales and revenues
Sales of manufactured products, net	$2,895	$2,860
Finance revenues	75	94

Sales and revenues, net	2,970	2,954

Costs and expenses
Costs of products sold	2,323	2,463
Restructuring charges	58	—
Selling, general and administrative expenses	376	321
Engineering and product development costs	108	82
Interest expense	93	167
Other income, net	(198)	(1)

Total costs and expenses	2,760	3,032
Equity in income of non-consolidated affiliates	17	24

Income (loss) before income tax	227	(54)
Income tax benefit (expense)	7	(11)

Net income (loss)	$234	$(65)

Basic earnings (loss) per share	$3.28	$(0.92)
Diluted earnings (loss) per share	$3.27	$(0.92)

Weighted average shares outstanding
Basic	71.5	70.3
Diluted	71.6	70.3

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	January 31, 2009	October 31, 2008
(in millions, except per share data)
ASSETS
Current assets
Cash and cash equivalents	$497	$861
Marketable securities	149	2
Trade and other receivables, net	804	1,025
Finance receivables, net	1,599	1,789
Inventories	1,813	1,628
Deferred taxes, net	76	75
Other current assets	164	155

Total current assets	5,102	5,535
Restricted cash and cash equivalents	396	557
Trade and other receivables, net	27	31
Finance receivable, net	1,842	1,948
Investments in and advances to non-consolidated affiliates	162	156
Property and equipment (net of accumulated depreciation and amortization of $1,628 and $1,603 at the respective dates)	1,447	1,501
Goodwill	279	297
Intangible assets (net of accumulated amortization of $79 and $74 at the respective dates)	220	232
Deferred taxes, net	42	41
Other noncurrent assets	106	92

Total assets	$9,623	$10,390

LIABILITIES, REDEEMABLE EQUITY SECURITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$794	$665
Accounts payable	1,680	2,027
Other current liabilities	1,261	1,183

Total current liabilities	3,735	3,875
Long-term debt	4,611	5,409
Postretirement benefits liabilities	1,999	1,646
Other noncurrent liabilities	747	812

Total liabilities	11,092	11,742
Redeemable equity securities	24	143
Stockholders’ deficit
Series D convertible junior preference stock	4	4
Common stock ($0.10 par value; 110 shares authorized; 75.4 shares issued at both dates)	7	7
Additional paid in capital	2,092	1,966
Accumulated deficit	(2,158)	(2,392)
Accumulated other comprehensive loss	(1,294)	(943)
Common stock held in treasury, at cost (4.4 and 4.1 shares at the respective dates)	(144)	(137)

Total stockholders’ deficit	(1,473)	(1,495)

Total liabilities, redeemable equity securities, and stockholders’ deficit	$9,623	$10,390

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended January 31,
	2009	2008
(in millions)
Cash flows from operating activities
Net income (loss)	$234	$(65)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities
Depreciation and amortization	67	74
Depreciation of equipment held for or under lease	12	15
Deferred taxes	2	11
Amortization of debt issuance costs	4	4
Stock-based compensation	7	1
Provision for doubtful accounts	2	12
Equity in income of non-consolidated affiliates	(17)	(24)
Dividends from non-consolidated affiliates	24	12
(Gain) loss on sales of affiliate	1	(4)
(Gain) loss on sale of property and equipment	10	(1)
Loss on sale of finance receivables	15	3
Restructuring charges	58	—
Changes in other assets and liabilities	(95)	(47)

Net cash provided by (used in) operating activities	324	(9)

Cash flows from investing activities
Purchases of marketable securities	(199)	(25)
Sales or maturities of marketable securities	52	10
Net change in restricted cash and cash equivalents	158	(445)
Capital expenditures	(38)	(37)
Purchase of equipment leased to others	(16)	(7)
Proceeds from sales of property and equipment	2	12
Investments and advances to non-consolidated affiliates	(12)	(2)
Proceeds from sales of affiliate	3	18
Other investing activities	—	2

Net cash used in investing activities	(50)	(474)

Cash flows from financing activities
Proceeds from issuance of securitized debt	12	510
Principal payments on securitized debt	(331)	(333)
Proceeds from issuance of non-securitized debt	146	3
Principal payments on non-securitized debt	(228)	(7)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	(215)	161
Principal payments under financing arrangements and capital lease obligations	(10)	(37)
Debt issuance costs	(1)	(3)
Stock repurchase	(4)	—

Net cash provided by (used in) financing activities	(631)	294

Effect of exchange rate changes on cash and cash equivalents	(7)	6

Decrease in cash and cash equivalents	(364)	(183)
Cash and cash equivalents at beginning of period	861	777

Cash and cash equivalents at end of the period	$497	$594

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as earnings (loss) before income tax. Our results for interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

	Truck	Engine	Parts	Financial Services(A)	Corporate and Eliminations	Total
(in millions)
Three Months Ended January 31, 2009
External sales and revenues, net	$2,061	$349	$485	$75	$—	$2,970
Intersegment sales and revenues	1	160	55	18	(234)	—

Total sales and revenues, net	$2,062	$509	$540	$93	$(234)	$2,970

Depreciation and amortization	$40	$27	$2	$6	$4	$79
Interest expense	—	—	—	64	29	93
Equity in income of non-consolidated affiliates	(7)	22	2	—	—	17
Segment profit (loss)	114	189	104	(1)	(179)	227
Capital expenditures(B)	15	19	3	—	1	38

Three Months Ended January 31, 2008
External sales and revenues, net	$1,883	$634	$343	$94	$—	$2,954
Intersegment sales and revenues	—	152	58	22	(232)	—

Total sales and revenues, net	$1,883	$786	$401	$116	$(232)	$2,954

Depreciation and amortization	$41	$37	$2	$5	$4	$89
Interest expense	—	—	—	119	48	167
Equity in income of non-consolidated affiliates	—	23	1	—	—	24
Segment profit (loss)	9	34	49	(25)	(121)	(54)
Capital expenditures(B)	22	11	1	1	2	37

As of January 31, 2009
Segment assets	2,750	1,684	749	4,329	111	9,623

As of October 31, 2008
Segment assets	2,759	1,761	775	4,879	216	10,390

A.	Total sales and revenues in the Financial Services segment include interest revenues of $83 million and $104 million for the three months ended January 31, 2009 and 2008, respectively.
B.	Exclusive of purchases of equipment leased to others.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP. The measures are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	FY 2009							1Q08	1Q09
	Non GAAP Goal Without Ford Settlement			Estimated Ford Settlement Impacts	Goal With Ford Settlement			As Reported	Non GAAP Without Ford Settlement	Ford Settlement Impacts	As Reported With Ford Settlement
U.S. and Canada industry	210K		225K		210K		225K
		($Billions)				($Billions)		($Billions)	($Billions)		($Billions)
Sales and revenues, net	$13.5		$14.0		$13.5		$14.0	$3.0	$3.0		$3.0

		($Millions)		($Millions)		($Millions)		($Millions)	($Millions)	($Millions)	($Millions)
Manufacturing segment profit (excludes Ford settlement, & related charges)	$1,000		$1,050		$1,000		$1,050	$92	$211		$211
Ford settlement & related charges		NA		$200		~$ 200		NA	NA	$196	$196

Manufacturing segment profit	$1,000		$1,050	$200	$1,200		$1,250	$92	$211	$196	$407
Below the line items		~$ (590)		$(20)		~$ (610)		$(146)	$(174)	$(6)	$(180)

Income (Loss) before income tax*	$410		$460	$180	$590		$640	$(54)	$37	$190	$227
Income tax benefit (expense)	$(40)		$(50)	$(4)	$(40)		$(50)	$(11)	$11	$(4)	$7

Net income (loss)	$370		$410	$176	$550		$590	$(65)	$48	$186	$234

Diluted earnings (loss) per share
($’s)	$5.10		$5.60	$2.45	$7.55		$8.05	$(0.92)	$0.67	$2.60	$3.27
Weighted average shares outstanding: diluted		~73M		~73M		~73M		70.3M	71.6M	71.6M	71.6M
Memo - professional fees included in below the line items	$(40)		$(30)		$(40)		$(30)	$(63)	$(15)		$(15)

*	Note: FY 2009 full year goal estimates are rounded to the nearest $10 million.